Exhibit 99.1

Flotek Industries, Inc. Announces Letter of Intent with Gulf Energy, LLC to

Develop Advanced Oilfield Chemistry Production and Research & Development

Facilities in Sultanate of Oman

HOUSTON, Texas and MUSCAT, Sultanate of Oman March 14, 2013 /PR NEWSWIRE/ – Flotek Industries, Inc. (“Flotek” or the “Company”) announced this morning the execution of a Letter of Intent (the “Agreement”) with an affiliate of Gulf Energy, LLC (“Gulf Energy”), a leading Oman-based diversified oil and gas concern, to construct an advanced oilfield chemistry production facility and create a state-of-the-art research and development organization to address the growing need for advanced oilfield chemistry and analysis in the Middle East and North Africa.

Under the terms of the Agreement, Flotek will own 60% of two new Omani-registered limited liability companies: the first, a chemical production company that plans to construct a production facility – with capabilities similar to the Company’s current facility in Marlow, Oklahoma; and the second, a research and development laboratory that will focus on the application of Flotek’s leading oilfield chemistries to the challenges of drilling, completion and production in the Middle East and North Africa. Flotek and Gulf Energy will jointly market the products and services of the Company along with Flotek’s international marketing partner, Basin Supply Company.

Creation of the Omani companies is subject to the execution of definitive Shareholder Agreements between Flotek and Gulf Energy.

“This partnership with Gulf Energy, which has been several months in process, is an important and significant step in establishing Flotek’s leadership position in global oilfield chemistry,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “Gulf Energy has become a leader in developing a wide range of advanced oilfield solutions throughout the Middle East and brings innovative expertise and deep relationships to this partnership. Combining Flotek’s advanced oilfield chemistry solutions, Gulf Energy’s existing clients and the best research minds in the region is a formula that should create a leading oilfield technology effort in the Middle East and North Africa.”

Gulf Energy has secured acreage near the Omani port of Sohar to construct a chemical production facility. The facility is expected to cost no more than $10 million to construct and will commence upon execution of the Shareholder Agreements and receipt of appropriate permits. Once complete, the facility will market and provide oilfield chemistry to projects throughout the region. It is anticipated that the research and development facility will be located in or near Muscat, the commercial center of Oman and headquarters of Gulf Energy.

“We are pleased to be partnered with Flotek, a leader in advanced oilfield chemistry, as we work to bring new, technology-focused enhancements to hydrocarbon production in the Middle East and North Africa,” said Hilal Al Busaidy, Chief Executive Officer of Gulf

Energy, LLC. “Gulf Energy’s continued growth as an integrated service and oilfield technology provider throughout the region brings key relationships to this partnership. There is little doubt there is a compelling need for the type of advanced chemistry solutions Flotek can provide. We look forward to developing our partnership into a leader in oilfield chemistry throughout the Middle East and North Africa.”

As a result of the relationship with Gulf Energy, Flotek will begin shipping certain oilfield chemistries to the region in the coming weeks, prior to the completion of the production facility. Basin Supply Company, one of Flotek’s international partners, will serve as the marketing and logistics facilitator for the sales and continue to work with the joint venture once the production facility is complete. Gulf Energy believes the initial market for advanced completion chemistries in Oman and the region is robust.

“We have said since we began to focus on international opportunities nearly three years ago that positive results would require patience, have longer lead times and provide lumpy outcomes,” added Chisholm. “Our efforts and the resulting outcomes have been in process for over a year. However, the completion of this project will be very meaningful for Flotek. In Gulf Energy we have identified a premier partner to expand our reach to a key hydrocarbon producing region, have a partner with identical goals and a singular focus on becoming the leading advanced oilfield chemistry provider in the region. We are delighted to be partnering with Gulf Energy and look forward to a long and mutually rewarding venture.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s website at www.flotekind.com.

About Gulf Energy, LLC

Gulf Energy, LLC, an integrated energy company formed as a Limited Liability Company in the Sultanate of Oman, combines the experience of personnel, first class equipment with cutting edge technology and a strong emphasis on innovation, reliability, quality, integrity and customer services. This orientation to customer needs and expectations has allowed Gulf Energy to become one of the most dynamic and fastest growing innovative solution providers in the energy industry in the Middle East and North Africa. Gulf Energy has grown its capabilities both intrinsically as well as through collaborating with partner institutions to enrich its oilfield expertise.

Gulf Energy currently works with almost all of the major operators in Oman including Petroleum Development of Oman (PDO), Occidental Petroleum Company (OXY), PTT Exploration and Production Plc (PTTEP), MEDCO, Petrogas E&P and Daleel Petroleum.

For additional information, please visit Gulf Energy’s website at www.gulfenergy-int.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.